EXHIBIT 99.1

CONTACT:	-OR-	INVESTOR RELATIONS COUNSEL:
Environmental Power Corporation		The Equity Group Inc.

Kam Tejwani		Devin Sullivan
President and Chief Executive Officer		(212) 836-9608
(603) 431-1780		dsullivan@equityny.com
ktejwani@environmentalpower.com		Adam Prior
(212) 836-9606
aprior@equityny.com

FOR IMMEDIATE RELEASE

ENVIRONMENTAL POWER CORPORATION’S COMMON STOCK APPROVED FOR LISTING ON THE

AMERICAN STOCK EXCHANGE

TO TRADE UNDER NEW SYMBOL “EPG” BEGINNING DECEMBER 27, 2004

Portsmouth, NH, December 22, 2004 – Environmental Power Corporation (the “Company”) (OTCBB: EVPW) is pleased to announced that it has today received approval from the American Stock Exchange (the “Exchange” or “Amex”) to list its shares of common stock on the Exchange under ticker symbol “EPG”. The Company expects to begin trading on December 27, 2004.

This approval is contingent upon the Company being in compliance with all applicable listing standards on the date it begins trading on the Exchange, and may be rescinded if the Company is not in compliance with such standards.

Kam Tejwani, President and Chief Executive Officer of Environmental Power, commented, “We are very excited about our listing on the American Stock Exchange. We view this as a milestone event in Environmental Power’s evolution. We believe that this listing will be of significant benefit to us and our shareholders as we continue to execute on our business plan.”

ABOUT ENVIRONMENTAL POWER CORPORATION

Environmental Power Corporation is a developer, owner and operator of renewable energy production facilities, with the ability to produce energy at a stable, predictable cost that is at or below the cost of most power sources. Our production facilities produce energy from environmentally unfriendly waste materials, allowing us to generate environmental benefits with significant social and economic value. Our principal operating subsidiary, Microgy Cogeneration Systems, Inc., holds an exclusive license in North America for the development and deployment of a proprietary anaerobic digestion technology for the extraction of methane gas from animal wastes for its use to generate energy. For more information visit the Company’s web site at www.environmentalpower.com.

CAUTIONARY STATEMENT

Certain statements contained in this press release such as statements concerning planned projects, statements regarding sales pipeline, backlog and revenue projections, statements containing the words “expects,” “estimates,” “anticipates,” “believes,” “projects” and variations thereof, and other statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Because such statements involve risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include, but are not limited to, uncertainties involving development stage companies, uncertainties regarding project financing, the lack of binding commitments and the need to negotiate and execute definitive agreements for the construction and financing of projects, financing and cash flow requirements and uncertainties, difficulties involved in developing and executing on a business plan, difficulties and uncertainties regarding acquisitions, technological uncertainties, risks relating to managing and integrating acquired businesses, unpredictable developments (including plant outages and repair requirements), the difficulty of estimating construction, development, repair and maintenance costs and timeframes, the uncertainties involved in estimating insurance and implied warranty recoveries, if any, the inability to predict the course or outcome of any negotiations with parties involved with Environmental Power’s or Microgy’s projects, uncertainties relating to general economic and industry conditions, the amount and rate of growth in expenses, uncertainties relating to government and regulatory policies, the legal environment, intellectual property issues, the competitive environment in which Environmental Power and Microgy operate and other factors, including those described in the Company’s most recent Annual Report on Form 10-K, most recent Quarterly Report on Form 10-Q, as well as other filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date that they are made. Environmental Power undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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